As filed with the Securities and Exchange Commission on November 22, 2024

Registration Nos: 333-231833

333-211611

333-181301

333-143010

333-104910

002-76726

033-41864

333-36840

333-55902

333-52751

333-29699

333-00429

033-60667

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-231833

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-211611

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-181301

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-143010

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-104910

Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 002-76726

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 033-41864

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-36840

Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 333-55902

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-52751

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-29699

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-00429

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 033-60667

FORM S-8
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Marathon Oil Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	25-0996816
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

990 Town and Country Boulevard
Houston, Texas 77024
(713) 629-6600
(Address of Principal Executive Offices) (Zip Code)

Marathon Oil Corporation 2019 Incentive Compensation Plan
Marathon Oil Corporation 2016 Incentive Compensation Plan
Marathon Oil Corporation 2012 Incentive Compensation Plan

Marathon Oil Corporation 2007 Incentive Compensation Plan

Marathon Oil Corporation 2003 Incentive Compensation Plan

USX Corporation Savings Fund Plan for Salaried Employees

USX Corporation Non-Officer Restricted Stock Plan

1990 Stock Plan

Parity Investment Bonus

(Full Title of the Plan)

Kelly B. Rose

Senior Vice President, Legal, General Counsel and Corporate Secretary

ConocoPhillips

925 N. Eldridge Parkway

Houston, Texas 77079

Telephone: (281) 293-1000

(Name and Address of Agent For Service) (Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Gregory E. Ostling

Zachary S. Podolsky

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE — DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), originally filed with the Securities and Exchange Commission by Marathon Oil Corporation, a Delaware corporation (or its legal predecessors, as applicable, the “Registrant”):

•	Registration Statement (File No. 333-231833), filed on May 30, 2019, registering 27,900,000 shares of common stock of the Registrant under the Marathon Oil Corporation 2019 Incentive Compensation Plan.

•	Registration Statement (File No. 333-211611), filed on May 25, 2016, registering 55,000,000 shares of common stock of the Registrant under the Marathon Oil Corporation 2016 Incentive Compensation Plan.

•	Registration Statement (File No. 333-181301), filed on May 10, 2012, registering 50,000,000 shares of common stock of the Registrant under the Marathon Oil Corporation 2012 Incentive Compensation Plan.

•	Registration Statement (File No. 333-143010), filed on May 16, 2007, registering 17,000,000 shares of common stock of the Registrant under the Marathon Oil Corporation 2007 Incentive Compensation Plan.

•	Registration Statement (File No. 333-104910), filed on May 1, 2003, registering 20,000,000 shares of common stock of the Registrant under the Marathon Oil Corporation 2003 Incentive Compensation Plan.

•	Registration Statement (File No. 002-76726), as amended through July 31, 2001, registering shares of Marathon Group common stock of the Registrant and U.S. Steel Group common stock of the Registrant under the USX Corporation Savings Fund Plan for Salaried Employees.

•	Registration Statement (File No. 033-41864), as amended through July 5, 2001, registering shares of Marathon Group common stock of the Registrant and shares of U.S. Steel Group common stock of the Registrant under the 1990 Stock Plan.

•	Registration Statement (File No. 333-36840), filed on May 12, 2000 and amended on July 5, 2001, registering 1,000,000 shares of U.S. Steel Group common stock of the Registrant under the USX Corporation Savings Fund Plan for Salaried Employees.

•	Registration Statement (File No. 333-55902), filed on February 20, 2001 and amended on July 5, 2001 and May 1, 2003, registering 10,000,000 shares Marathon Group common stock of the Registrant and 3,000,000 shares of U.S. Steel Group common stock of the Registrant under the USX Corporation Non-Officer Restricted Stock Plan.

•	Registration Statement (File No. 333-52751), filed on May 15, 1998 and amended on July 5, 2001, registering 1,000,000 shares of Marathon Group common stock of the Registrant and 1,000,000 shares of U.S. Steel Group common stock of the Registrant under the 1990 Stock Plan.

•	Registration Statement (File No. 333-29699), filed on June 18, 1997 and amended on July 5, 2001, registering 1,000,000 shares of Marathon Group common stock of the Registrant, 2,500,000 shares of U.S. Steel Group common stock of the Registrant, and 600,000 shares of Delhi Group common stock of the Registrant under the 1990 Stock Plan.

•	Registration Statement (File No. 333-00429), filed on January 25, 1996 and amended on July 5, 2001, registering 1,000,000 shares of Marathon Group common stock of the Registrant and 2,000,000 shares of U.S. Steel Group common stock of the Registrant under the USX Corporation Savings Fund Plan for Salaried Employees.

•	Registration Statement (File No. 033-60667), filed on June 28, 1995 and amended on July 5, 2001, registering 400,000 shares of U.S. Steel Group common stock of the Registrant under the Parity Investment Bonus.

Pursuant to the Agreement and Plan of Merger, dated as of May 28, 2024, among ConocoPhillips, a Delaware corporation (“ConocoPhillips”), Puma Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of ConocoPhillips (“Merger Sub”), and the Registrant, Merger Sub merged with and into the Registrant (the “Merger”) on November 22, 2024, with the Registrant surviving the Merger as a wholly owned subsidiary of ConocoPhillips.

As a result of the Merger, the Registrant has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered and remain unsold at the termination of such offering, the Registrant hereby removes from registration by means of this Post-Effective Amendment all of such securities the Registrant registered that remain unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 22, 2024.

MARATHON OIL CORPORATION

By:	/s/ Kelly B. Rose
	Name:	Kelly B. Rose
	Title:	Senior Vice President, Legal, General Counsel and Corporate Secretary

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.